Exhibit 21.1

Black Creek Industrial REIT IV Inc. Entities

(as of April 3, 2019)

ENTITY NAME	DOMESTIC JURISDICTION	FOREIGN QUALIFICATION
BCI IV 7A DC LLC	Delaware	New Jersey
BCI IV Acquisitions LLC	Delaware	n/a
BCI IV Addison DC II LLC	Delaware	Illinois
BCI IV Advisors LLC	Delaware	Colorado
BCI IV Advisors Group LLC	Delaware	Colorado
BCI IV Airport IC GP LLC	Delaware	n/a
BCI IV Airport IC LP	Delaware	California
BCI IV Elgin DC LLC	Delaware	Illinois
BCI IV Executive Airport DC LLC	Delaware	Nevada
BCI IV Fontana DC GP LLC	Delaware	n/a
BCI IV Fontana DC LP	Delaware	California
BCI IV Gothard IC GP LLC	Delaware	n/a
BCI IV Gothard IC LP	Delaware	California
BCI IV Iron Run DC LLC	Delaware	Pennsylvania
BCI IV Kelly Trade Center GP LLC	Delaware	n/a
BCI IV Kelly Trade Center LP	Delaware	Texas
BCI IV LOC Lender LLC	Delaware	n/a
BCI IV Medley IC LLC	Delaware	Florida
BCI IV Midway IC LLC	Delaware	Maryland
BCI IV Northgate DC LLC	Delaware	Texas
BCI IV Ontario DC GP LLC	Delaware	n/a
BCI IV Ontario DC LP	Delaware	California
BCI IV Ontario IC GP LLC	Delaware	n/a
BCI IV Ontario IC LP	Delaware	California
BCI IV Operating Partnership LP	Delaware	Colorado
BCI IV Park 429 Logistics Center LLC	Delaware	Florida
BCI IV Pescadero DC GP LLC	Delaware	n/a
BCI IV Pescadero DC LP	Delaware	California
BCI IV Pioneer DC LLC	Delaware	Texas
BCI IV Pioneer Parking Lot DC LLC	Delaware	Texas
BCI IV Property Management LLC	Delaware	n/a
BCI IV Quakerbridge DC LLC	Delaware	New Jersey
BCI IV Services LLC	Delaware	n/a
Black Creek Industrial REIT IV Inc.	Maryland	Colorado